UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 24, 2013

Lattice Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10690	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 N. Park Drive
Pennsauken, NJ	08109
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 2, 2013, we entered an Asset Purchase Agreement (“Purchase Agreement”) with Blackwatch International, Inc. (“Blackwatch”), a Virginia corporation, pursuant to which we sold certain government contracts through and related software, hardware and other assets related to consulting and other services we provided to departments and agencies of the United States government.

As part of the purchase price, Blackwatch paid us $200,000 and assumed approximately $282,000 owed to former owners of CLR Group Ltd. outstanding under promissory notes. We assumed these obligation in connection with our own acquisition of the outstanding shares of Cummings Creek Capital, Inc. (“Cummings Creek”), a Delaware corporation. As part of the purchase price, Blackwatch also delivered a promissory note for $700,000 along with a guarantee from James G. Dramby, its principal. Under the terms of the Purchase Agreement, Blackwatch also has agreed to pay three percent (3%) of gross revenues received on the USAF(SVIR) contract for twenty-four months and also pay up to $100,000 for each of the next two years in the event the AMC/A6N1 A&AS contract is rebid successfully and funded.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.37	Asset Purchase Agreement by and among the Company and Blackwatch International, Inc., dated as of March 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2013

LATTICE INCORPORATED

By:	/s/ Joe Noto
Name:	Joe Noto
Title:	Chief Financial Officer